Exhibit 99.1

Summary of ratings actions taken by A.M. Best on January 30, 2006:

1.	Affirmed the “A+” (Superior) financial strength rating and the “aa-” issuer credit rating with a stable outlook for NLIC.

2.	Affirmed the following debt ratings with a stable outlook:

•	Nationwide Life Global Funding I – “aa-” program rating

– “aa-” on all outstanding notes issued under the program

•	NLIC

– “AMB-1” on commercial paper

3.	Affirmed the “A+” (Superior) financial strength rating and assigned the “aa-” issuer credit rating with a stable outlook for NLAIC.